UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, Endonovo Therapeutics, Inc. (“we”, “us” or the “Company”) entered into an amendment (the “Amendment”) to its May 2020 agreement with Evermed Medical Enterprise Ltd (“Evermed”) regarding the marketing of the Company’s SofPulse® device in Taiwan. The Amendment, among other things, establishes performance thresholds which Evermed must meet to maintain its exclusive rights in Taiwan under the Agreement. The Amendment sets forth quarterly sales thresholds for a six-year period beginning April 1, 2024. The thresholds increase during the six-year period from $8,400 in the first quarter of the first year to $2,856,000 in the last quarter of the sixth year and total $21,688,632 for the full six years. As reported in October 2023, the Taiwan Food and Drug Administration (“TFDA”), the regulatory division of the Ministry of Health and Welfare (“MOHW”) has approved the SofPulse® device for adjunctive treatment of pain and swelling (inflammation) after soft tissue surgery. We cannot guarantee that the payments provided for in the Amendment will actually be received by us.

The foregoing is only a summary of the terms of the Amendment which is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements

None

(b)	Exhibits

10.1 The Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2024

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer